Exhibit 10.8

MURAL ONCOLOGY PLC

2023 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Mural Oncology plc 2023 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Mural Oncology plc, an Irish public limited company (the “Company”), and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer alignment of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the United States Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Share Appreciation Rights, Restricted Share Units, Restricted Share Awards, Unrestricted Share Awards, Cash-Based Awards, and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment granted pursuant to Section 10.

“Cause” shall have the meaning set forth in the offer letter or employment agreement between the Company and the grantee. In the event that the grantee is not party to an offer letter or employment agreement or the applicable offer letter or employment agreement does not contain a definition of Cause, Cause shall mean a determination by the Administrator that the grantee’s service will be terminated as a result of (i) any material breach by the grantee of any agreement between the grantee and the Company or a Subsidiary; (ii) the commission by the grantee of a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of Disability) by the grantee of the grantee’s duties to the Company or a Subsidiary.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Companies Act” means the Irish Companies Act 2014, all enactments which are to be read as one or construed or read together as one with the Irish Companies Act 2014 and every statutory modification or reenactment thereof for the time being in force.

“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Converted Awards” means the Mural Options, Mural and Mural PRSUs (each as defined in the Employee Matters Agreement) granted under this Plan upon the Distribution Effective Time pursuant to the Employee Matters Agreement.

“Disability” means a permanent and total disability under Section 22(e)(3) of the Code.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on ordinary cash dividends that would have been paid on the Shares specified in the Dividend Equivalent Right (or other Award to which it relates) granted pursuant to Section 11.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.

“Employee Matters Agreement” means the Employee Matters Agreement dated as of [_________], 2023, by and between Alkermes plc and the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Shares on any given date means the fair market value of the Shares determined in good faith by the Administrator; provided, however, that if the Shares are listed on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to the closing price on such date. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase Shares granted pursuant to Section 5.

“Restricted Shares” means the Shares underlying a Restricted Share Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Share Award” means an Award of Restricted Shares granted pursuant to Section 7.

“Restricted Share Units” means an Award of share units granted pursuant to Section 8.

“Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding shares immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding shares or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Shares of the Company to an unrelated person, entity or group acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by shareholders, per Share pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee, director or Consultant or vice versa).

“Share” or “Shares” means the ordinary shares, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Share Appreciation Right” means an Award entitling the recipient to receive Shares (or cash, to the extent explicitly provided for in the applicable Award Certificate) granted pursuant to Section 6.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of shares of the Company or any parent or subsidiary corporation.

“Unrestricted Share Award” means an Award of Shares free of any restrictions granted pursuant to Section 9.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Share Appreciation Rights, Restricted Share Awards, Restricted Share Units, Unrestricted Share Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of Shares to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(c) or Section 6(d), as applicable, to extend at any time the period in which Stock Options and Share Appreciation Rights may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written and electronic instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company, Affiliates and Plan grantees.

(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a subcommittee comprised of one or more members of the Board or a committee comprised of one or more officers of the Company, including the Chief Executive Officer of the Company, all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are not (i) subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) members of the delegated subcommittee or committee. Any such delegation by the Administrator shall include a limitation as to the amount of Shares underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Certificate. Awards under the Plan (other than Cash-Based Awards) shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification. Subject to Section 235 of the Companies Act, neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable governing statute or law.

SECTION 3. SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Shares Issuable. The maximum number of Shares reserved and available for issuance under the Plan shall be [_________] Shares (the “Initial Limit”), subject to adjustment as provided in this Section 3, plus on January 1, 2025 and each January 1 thereafter, the number of Shares reserved and available for issuance under the Plan shall be cumulatively increased by (i) five percent of the number of Shares issued and outstanding on the immediately preceding December 31 or (ii) such lesser number of Shares as determined by the Administrator (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of Shares that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit, as cumulatively increased on January 1, 2025 and each January 1 thereafter by the lesser of the Annual Increase for such year or [_______] Shares, subject in all cases to adjustment as provided in Section 3. For purposes of this limitation, the Shares underlying any awards under the Plan that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Shares or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the Shares that may be issued as Incentive Stock Options. In the event the Company repurchases Shares on the open market, such Shares shall not be added to the Shares available for issuance under the Plan. Subject to such overall limitations, Shares may be issued up to such maximum number pursuant to any type or types of Award. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company.

(b) Changes in Shares. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar change in the Company’s capital shares, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of Shares reserved for issuance under the Plan, including the maximum number of Shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of Shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per Share subject to each outstanding Restricted Share Award, and (iv) the exercise price for each Share subject to any then outstanding Stock Options and Share Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares underlying Stock Options and Share Appreciation Rights) as to which such Stock Options and

Share Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of Shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional Shares.

(c) Mergers and Other Transactions.

(i) Converted Awards. Except as may be otherwise provided in the relevant Award Certificate, all Converted Awards subject to time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event (regardless of whether assumed, continued or substituted) and such awards shall terminate upon the effective time of the Sale Event. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Converted Awards that are Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to such outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Converted Awards that are Options and Stock Appreciation Rights held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Converted Awards in an amount equal to the Sale Price multiplied by the number of shares of Stock under such Converted Awards.

(ii) Other Awards.

(A) In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted (other than Converted Awards subject to time-based vesting, conditions or restrictions) by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. In such case, except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, if a grantee’s employment or other Service Relationship is terminated by the Company or its successor without Cause and such termination occurs on or within 12 months following a Sale Event, then all such Awards subject solely to time-based vesting, conditions or restrictions held by such grantee shall become fully vested and exercisable or nonforfeitable as of the date of such termination and all such Awards with conditions and restrictions relating to the attainment of performance goals may become vested and exercisable or nonforfeitable to the extent specified in the relevant Award Certificate.

(iii) To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Awards with time-based vesting, conditions or restrictions shall become fully vested and exercisable or nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and exercisable or nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

(d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for shares and share-based awards held by employees, directors or consultants of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or shares of the employing corporation. The Administrator may direct that the substitute Awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. To the extent permitted by applicable law, any substitute Awards granted under the Plan shall not count against the Share limitation set forth in Section 3(a).

(e) Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year for services as a Non-Employee Director shall not exceed $[_____]; provided, however, that such amount shall be $[______] for the calendar year in which the applicable Non-Employee Director is initially elected or appointed to the Board. For the purpose of these limitations, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such employees, Non-Employee Directors or Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the Shares underlying the Awards are treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.

SECTION 5. STOCK OPTIONS

(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b) Exercise Price. The exercise price per Share covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) if the Stock Option is otherwise compliant with Section 409A.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Shareholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of Shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Award Certificate:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of Shares that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the Shares to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in the optionee’s stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such Shares and the fulfillment of any other requirements contained in the Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned Shares through the attestation method, the number of Shares transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested Shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. SHARE APPRECIATION RIGHTS

(a) Award of Share Appreciation Rights. The Administrator may grant Share Appreciation Rights under the Plan. A Share Appreciation Right is an Award entitling the recipient to receive Shares (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a Share on the date of exercise over the exercise price of the Share Appreciation Right multiplied by the number of Shares with respect to which the Share Appreciation Right is exercised.

(b) Exercise Price of Share Appreciation Rights. The exercise price of a Share Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Share on the date of grant. Notwithstanding the foregoing, Share Appreciation Rights may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) if the Share Appreciation Right is otherwise compliant with Section 409A.

(c) Grant and Exercise of Share Appreciation Rights. Share Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d) Terms and Conditions of Share Appreciation Rights. Share Appreciation Rights shall be subject to such terms and conditions as determined at or after the date of grant by the Administrator. The term of a Share Appreciation Right may not exceed ten years. The Administrator may at any time accelerate the exercisability of all or any portion of any Share Appreciation Right.

SECTION 7. RESTRICTED SHARE AWARDS

(a) Nature of Restricted Share Awards. The Administrator may grant Restricted Share Awards under the Plan. A Restricted Share Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at or after the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

(b) Rights as a Shareholder. Upon the grant of the Restricted Share Award and payment of any applicable purchase price, a grantee shall have the rights of a shareholder with respect to the voting of the Restricted Shares and receipt of dividends. Unless the Administrator otherwise determines, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Share Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason (including if a Subsidiary ceases to be a Subsidiary of the Company), any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company or its Subsidiaries, be deemed to have been reacquired by the Company at their original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Shares. The Administrator at or after the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives or other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives or other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8. RESTRICTED SHARE UNITS

(a) Nature of Restricted Share Units. The Administrator may grant Restricted Share Units under the Plan. A Restricted Share Unit is an Award of share units that may be settled in Shares (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions as may be determined by the Administrator at the after time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. Except in the case of Restricted Share Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Share Units, to the extent vested, shall be settled in the form of Shares (or cash, to the extent explicitly provided for in the Award Certificate). Restricted Share Units with deferred settlement dates granted to U.S. taxpayers are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Share Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Share Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and, if applicable, in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Share Units based on the Fair Market Value of the Shares on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Share Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c) Rights as a Shareholder. A grantee shall have the rights as a shareholder only as to Shares acquired by the grantee upon settlement of Restricted Share Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the share units underlying his or her Restricted Share Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Share Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED SHARE AWARDS

Grant or Sale of Unrestricted Share. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Share Award under the Plan. An Unrestricted Share Award is an Award pursuant to which the grantee may receive Shares free of any restrictions under the Plan. Unrestricted Share Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the Shares specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Share Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Share Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, such grantee’s Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer the grantee’s Non-Qualified Stock Options to the grantee’s immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 12(b), “family member” means a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall no later than the date as of which the value of an Award or of any Stock or other amount received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company or its Affiliates, or make arrangements satisfactory to the Administrator regarding payment of, any U.S. federal, state or local taxes, and non-U.S. or other taxes of any kind required by law to be withheld by the Company or its Affiliates with respect to any Award. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or share certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Shares. In connection with its obligations to withhold any U.S. federal, state or local taxes, and non-U.S. or other taxes, from amounts paid to grantees, the Company or its Affiliates may make any arrangements that are consistent with the Plan as it may deem appropriate. Without limitation of the preceding sentence, the Administrator may also require the Company’s or Affiliate’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from Shares to be issued pursuant to any Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of Share withholding, the Fair Market Value of withheld Shares shall be determined in the same manner as the value of Shares includible in income of the grantees. In addition, the Administrator may require the Company’s or Affiliate’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of Shares issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 14. SECTION 409A AWARDS

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A. The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A from applying to any such payment. The grantee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

SECTION 15. TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

(a) Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated such grantee’s Service Relationship for purposes of the Plan.

(b) For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

(i) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company or its Affiliates, as the case may be, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing; or

(iii) the transfer in status from one eligibility category under Section 4 hereof to another category.

SECTION 16. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. The Administrator is specifically authorized to exercise its discretion to reduce the exercise price of outstanding Stock Options or Share Appreciation Rights or effect the repricing of such Awards through cancellation and re-grants. To the extent required under the rules of any securities exchange or market system on which the Shares are listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company shareholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 17. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Shares or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18. GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof.

(b) Issuance of Shares. To the extent certificated, share certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a transfer agent of the Company has mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Shares shall be deemed delivered for all purposes when the Company or a transfer agent of the Company has given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company or any Affiliate, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing Shares pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed, quoted or traded. All Shares issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with any U.S. federal, state or local or non-U.S. jurisdiction securities or other laws, rules and quotation system on which the Shares are listed, quoted or traded. The Administrator may place legends on any share certificate or notations on any book entry to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional Share or any rights thereto shall be cancelled, terminated or otherwise eliminated.

(d) Shareholder Rights. Until Shares are deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a shareholder will exist with respect to Shares to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or Share Appreciation Right or any other action by the grantee with respect to an Award.

(e) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Affiliate.

(f) Trading Policy Restrictions. Option and Share Appreciation Right exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(g) Clawback Policy. A participant’s rights with respect to any Award hereunder shall in all events be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any right that the Company may have under any Company clawback, forfeiture or recoupment policy, as in effect from time to time or other agreement or arrangement with a grantee or (ii) applicable law.

(h) Section 82 and Section 1043 of the Companies Act. The Company and any Affiliate incorporated in Ireland may do all such things as are contemplated by the Plan except to the extent that they are prohibited by Section 82 and Section 1043 of the Companies Act. Nothing in this Section 18(h) shall prohibit anything which may be done as contemplated by the Plan by an Affiliate that is incorporated outside of Ireland.

SECTION 19. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon the completion of the distribution of all of the outstanding shares of the Company by Alkermes plc to Alkermes plc’s shareholders following shareholder approval in accordance with applicable law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 20. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:

DATE APPROVED BY SHAREHOLDERS:

INCENTIVE STOCK OPTION AGREEMENT

UNDER THE MURAL ONCOLOGY PLC

2023 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:

No. of Option Shares:

Option Exercise Price per Share:	$
[FMV on Grant Date (110% of FMV if a 10% owner)]

Grant Date:

Expiration Date:
[No more than 10 years (5 years if a 10% owner)]

Pursuant to the Mural Oncology plc 2023 Stock Option and Incentive Plan, as amended through the date hereof (the “Plan”), Mural Oncology plc (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of ordinary shares, par value $0.01 per share (the “Shares”), of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan.

1. Exercisability Schedule. No portion of this Stock Option may be exercised until such portion has become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 1 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable with respect to the following number of Option Shares on the dates indicated below so long as the Optionee remains in a Service Relationship through the applicable date:

Incremental Number of Option Shares Exercisable	Exercisability Date
_____________ (___%)
_____________ (___%)
_____________ (___%)
_____________ (___%)
_____________ (___%)

Notwithstanding anything to the contrary herein or in the Plan, if the Optionee’s Service Relationship terminates by reason of the Optionee’s death or Disability, all unvested Option Shares shall fully vest and become exercisable upon such termination. Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2. Manner of Exercise.

(a) The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of the Optionee’s election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of Shares that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or (iv) a combination of (i), (ii) and (iii) above. Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Shares to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the Shares will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned Shares through the attestation method, the number of Shares transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.

(b) The Shares purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to this Stock Option unless and until this Stock Option has been exercised pursuant to the terms hereof, the Company or the transfer agent has transferred the Shares to the Optionee, and the Optionee’s name has been entered as the shareholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

(c) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

2

3. Termination of Service Relationship. If the Optionee’s Service Relationship terminates, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

(a) Termination Due to Death. If the Optionee’s Service Relationship terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.

(b) Termination Due to Disability. If the Optionee’s Service Relationship terminates by reason of the Optionee’s Disability (as determined by the Administrator), any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of such termination, may thereafter be exercised by the Optionee for a period of 12 months from the date of termination or until the Expiration Date, if earlier.

(c) Termination for Cause. If the Optionee’s Service Relationship is terminated by the Company or a Subsidiary for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect.

(d) Other Termination. If the Optionee’s Service Relationship terminates for any reason other than the Optionee’s death, the Optionee’s Disability, or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

The Administrator’s determination of the reason for termination of the Optionee’s Service Relationship shall be conclusive and binding on the Optionee and the Optionee’s representatives or legatees.

4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

6. Status of the Stock Option. This Stock Option is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), but the Company does not represent or warrant that this Stock Option qualifies as such. The Optionee should consult with the Optionee’s own tax advisors regarding the tax effects of this Stock Option and the requirements necessary to obtain favorable income tax treatment under

3

Section 422 of the Code, including, but not limited to, holding period requirements and that this Stock Option must be exercised within three months after termination of employment as an employee (or 12 months in the case of death or Disability) to qualify as an “incentive stock option.” To the extent any portion of this Stock Option does not so qualify as an “incentive stock option,” such portion shall be deemed to be a non-qualified stock option. If the Optionee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any Option Shares within the one-year period beginning on the date after the transfer of such shares to him or her, or within the two-year period beginning on the day after the grant of this Stock Option, the Optionee will so notify the Company within 30 days after such disposition.

7. Tax Withholding. The Optionee shall, not later than the date as of which amounts with respect to this Stock Option become includable in the gross income of the Optionee for income tax purposes, pay to the Company or its Affiliates, or make arrangements satisfactory to the Administrator for payment of, any U.S. federal, state or local, and non-U.S. or other taxes of any kind required by law to be withheld by the Company or its Affiliates with respect to the Stock Option. The Administrator may require that the Company’s or Affiliate’s tax withholding obligation to be satisfied, in whole or in part, by (i) the Company withholding from Shares to be issued pursuant to this Stock Option a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due (provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment); or (ii) an arrangement whereby a certain number of Shares subject to this Stock Option are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

8. No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee’s Service Relationship and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Optionee’s Service Relationship at any time.

9. Integration. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

10. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction that the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

4

11. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

MURAL ONCOLOGY PLC

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:
Optionee’s Signature

Optionee’s name and address:

5

NON-QUALIFIED STOCK OPTION AGREEMENT

UNDER THE MURAL ONCOLOGY PLC

2023 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:

No. of Option Shares:

Option Exercise Price per Share:	$
[FMV on Grant Date]

Grant Date:

Expiration Date:
[No more than 10 years]

Pursuant to the Mural Oncology plc 2023 Stock Option and Incentive Plan, as amended through the date hereof (the “Plan”), Mural Oncology plc (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of ordinary shares, par value $0.01 per share (the “Shares”), of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

1. Exercisability Schedule. No portion of this Stock Option may be exercised until such portion has become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 1 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable with respect to the following number of Option Shares on the dates indicated below so long as the Optionee remains in a Service Relationship through the applicable date:

Incremental Number of Option Shares Exercisable	Exercisability Date
_____________ (___%)
_____________ (___%)
_____________ (___%)
_____________ (___%)

Notwithstanding anything to the contrary herein or in the Plan, (i) if the Optionee’s Service Relationship terminates by reason of the Optionee’s death or Disability, all unvested Option Shares shall fully vest and become exercisable upon such termination [and (ii) all outstanding Option Shares shall become fully exercisable upon a Sale Event; provided that the Optionee remains in a Service Relationship through the consummation of the Sale Event.]1 Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2. Manner of Exercise.

(a) The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of the Optionee’s election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of Shares that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or (v) a combination of (i), (ii), (iii) and (iv) above. Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Shares to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the Shares will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned Shares through the attestation method, the number of Shares transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.

(b) The Shares purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the

[1]	Note to Draft: To be included only for non-employee director grants.

2

Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to this Stock Option unless and until this Stock Option has been exercised pursuant to the terms hereof, the Company or the transfer agent has transferred the Shares to the Optionee, and the Optionee’s name has been entered as the shareholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

(c) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

3. Termination of Service Relationship. If the Optionee’s Service Relationship terminates, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

(a) Termination Due to Death. If the Optionee’s Service Relationship terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.

(b) Termination Due to Disability. If the Optionee’s Service Relationship terminates by reason of the Optionee’s disability (as determined by the Administrator), any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of such termination, may thereafter be exercised by the Optionee for a period of 12 months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

(c) Termination for Cause. If the Optionee’s Service Relationship is terminated by the Company or a Subsidiary for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” means, unless otherwise provided in an employment or other service agreement between the Company and the Optionee, a determination by the Administrator that the Optionee’s employment will be terminated as a result of (i) any material breach by the Optionee of any agreement between the Optionee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the Optionee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Optionee of the Optionee’s duties to the Company or a Subsidiary.

(d) Other Termination. If the Optionee’s Service Relationship terminates for any reason other than the Optionee’s death, the Optionee’s disability or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

3

The Administrator’s determination of the reason for termination of the Optionee’s Service Relationship shall be conclusive and binding on the Optionee and the Optionee’s representatives or legatees.

4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

6. Tax Withholding. The Optionee shall, not later than the date as of which amounts with respect to this Stock Option become includable in the gross income of the Optionee for income tax purposes, pay to the Company or its Affiliates, or make arrangements satisfactory to the Administrator for payment of, any U.S. federal, state or local, and non-U.S. or other taxes of any kind required by law to be withheld by the Company or its Affiliates with respect to the Stock Option. The Administrator may require that the Company’s or Affiliate’s tax withholding obligation to be satisfied, in whole or in part, by (i) the Company withholding from Shares to be issued pursuant to this Stock Option a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due (provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment); or (ii) an arrangement whereby a certain number of Shares subject to the Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

7. No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee’s Service Relationship and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Optionee’s Service Relationship at any time.

8. Integration. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

9. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the

4

Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction that the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

10. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

MURAL ONCOLOGY PLC

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:
Optionee’s Signature

Optionee’s name and address:

5

RESTRICTED SHARE UNIT AWARD AGREEMENT

UNDER THE MURAL ONCOLOGY PLC

2023 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:

No. of Restricted Share Units:

Grant Date:

Pursuant to the Mural Oncology plc 2023 Stock Option and Incentive Plan, as amended through the date hereof (the “Plan”), Mural Oncology plc (the “Company”) hereby grants an award of the number of Restricted Share Units listed above (an “Award”) to the Grantee named above. Each Restricted Share Unit shall relate to one ordinary share, par value $0.01 per share (the “Shares”), of the Company.

1. Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any Shares issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Share Units have vested as provided in Paragraph 2 of this Agreement and (ii) Shares have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

2. Vesting of Restricted Share Units. The restrictions and conditions of Paragraph 1 of this Agreement shall lapse on the vesting dates (each such date, a “Vesting Date”) specified in the following schedule so long as the Grantee remains in a Service Relationship through the applicable Vesting Date. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 1 shall lapse only with respect to the number of Restricted Share Units specified as vested on such Vesting Date.

Incremental Number of Restricted Share Units Vested	Vesting Date
_____________ (___%)
_____________ (___%)
_____________ (___%)
_____________ (___%)
_____________ (___%)

[Notwithstanding anything to the contrary herein or in the Plan, (i) if the Grantee’s Service Relationship terminates by reason of the Grantee’s death or Disability, all outstanding Restricted Share Units shall become fully vested upon such termination[ and (ii) all outstanding Restricted Share Units shall become fully vested upon a Sale Event; provided that the Grantee remains in a Service Relationship through the consummation of the Sale Event.]1 The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2.

[1]	Note to Draft: To be included only for non-employee director grants.

3. Termination of Service Relationship. If the Grantee’s Service Relationship terminates for any reason (other than due to death or Disability) prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Share Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns or personal representatives will thereafter have any further rights or interests in such unvested Restricted Share Units.

4. Issuance of Shares. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of Shares equal to the aggregate number of Restricted Share Units that have vested pursuant to Paragraph 2 of this Agreement on such Vesting Date and the Grantee shall thereafter have all the rights of a shareholder of the Company with respect to such Shares.

5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meanings specified in the Plan, unless a different meaning is specified herein.

6. Tax Withholding. The Grantee shall, not later than the date as of which of this Award becomes includable in the gross income of the Grantee for income tax purposes, pay to the Company or its Affiliates, or make arrangements satisfactory to the Administrator for payment of, any U.S. federal, state or local, and non-U.S. or other taxes of any kind required by law to be withheld by the Company or its Affiliates with respect to the Award. The Administrator may require that the Company’s or Affiliate’s tax withholding obligation be satisfied, in whole or in part, by (i) the Company withholding from Shares to be issued pursuant to this Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment); or (ii) an arrangement whereby a certain number of Shares subject to the Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

7. Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A as “short-term deferrals” as described in Section 409A.

8. No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee’s Service Relationship and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Grantee’s Service Relationship at any time.

2

9. Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

10. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction that the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

3

11. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

MURAL ONCOLOGY PLC

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature

Grantee’s name and address:

4